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                       FIRST ADDENDUM TO AGREEMENT OF SALE

         This FIRST ADDENDUM is to that certain Agreement for the Sale of Real Estate (hereinafter, "Agreement") executed contemporaneously herewith with regard to improved real estate identified in said Agreement as the Halifax Plaza.

         1. It is further agreed between the parties that Paragraph No. 6, "Seller's Limited Right to Withdraw" is further modified to provide that Buyer shall not commence any due diligence expenses for which it would seek reimbursement until such time that it receives written notice to so proceed from Seller, which shall not be later than one hundred and eighty (180) days from the date of this Agreement, whereupon Buyer shall have the full due diligence period as provided in Paragraph No. 5 of the Agreement.

         IN WITNESS WHEREOF, the parties, representing to each other that the authorized representative of the party executing on behalf of each party is duly authorized and has the ability to so execute the document on behalf of that party, have caused this Agreement to be executed as of the day and year first above written.

                                           BUYER:

ATTEST:                                    CEDAR INCOME FUND PARTNERSHIP, L.P.

________________________________           By:_________________________________

                                           Title:______________________________

                                           SELLER:

ATTEST:                                    MARK G. CALDWELL t/d/b/a
                                           CALDWELL DEVELOPMENT COMPANY

________________________________           By:_________________________________
                                                     Mark G. Caldwell